Exhibit 10.1

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 9th day of February, 2016 by and between SILICON VALLEY BANK (“Bank”) and DIMENSION THERAPEUTICS, INC., Delaware corporation (“Borrower”) whose address is 840 Memorial Drive, Cambridge, Massachusetts 02139.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 21, 2014, as amended by that certain Consent and First Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of December 23, 2015 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) extend a new equipment facility to Borrower, (ii) revise the financial reporting requirements and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.2 (2016 Equipment Advances). The Loan Agreement is amended by inserting the following new provision to appear as Section 2.1.2 (2016 Equipment Advances) thereof:

2.1.2 2016 Equipment Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, during the 2016 Draw Period, Bank shall make advances (each, a “2016 Equipment Advance” and, collectively, the “2016

Equipment Advances”) not exceeding the 2016 Equipment Line. 2016 Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the Funding Date of each 2016 Equipment Advance. Notwithstanding the foregoing, the initial 2016 Equipment Advance (the “Initial 2016 Equipment Advance”) hereunder may be used to reimburse Borrower for Eligible Equipment purchased within six (6) months (determined based upon the applicable invoice date of such Eligible Equipment) before the 2016 Amendment Date. No 2016 Equipment Advance may exceed one hundred percent (100.0%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment). Unless otherwise agreed to by Bank, not more than thirty percent (30.0%) of the proceeds of the 2016 Equipment Line shall be used to finance Other Equipment. Each 2016 Equipment Advance must be in an amount equal to at least the lesser of (i) Five Hundred Thousand Dollars ($500,000.00) or (ii) the amount that has not yet been drawn under the 2016 Equipment Line. Borrower may only request four (4) 2016 Equipment Advances hereunder. After repayment, no 2016 Equipment Advance may be reborrowed.

(b) Interest Period. Commencing on the first (1st) Payment Date of the month following the month in which the Funding Date of the applicable 2016 Equipment Advance occurs and continuing on each Payment Date thereafter, Borrower shall make monthly payments of interest, in arrears, on the principal amount of each 2016 Equipment Advance at the rate set forth in Section 2.2(a)(ii).

(c) Repayment. Commencing on the applicable 2016 Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall repay each 2016 Equipment Advance in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.2(a)(ii). All outstanding principal and accrued interest under each 2016 Equipment Advance, and all other outstanding Obligations with respect to each 2016 Equipment Advance, is due and payable in full on the applicable 2016 Equipment Maturity Date.

(d) Mandatory Prepayment Upon an Acceleration. If repayment of the 2016 Equipment Advances is accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued and unpaid interest, (ii) the 2016 Prepayment Premium, (iii) the 2016 Final Payment, plus (iv) all other sums, if any, that shall have become due and payable hereunder with respect to the 2016 Equipment Advances, including interest at the Default Rate with respect to any past due amounts.

(e) Permitted Prepayment of 2016 Equipment Advances. Borrower shall have the option to prepay all, but not less than all, of the 2016 Equipment Advances advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the 2016 Equipment Advances at least five (5) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest, (B) the 2016 Prepayment Premium, (C) the 2016 Final Payment, plus (D) all other sums, if any, that shall have become due and payable hereunder with respect to the 2016 Equipment Advances, including interest at the Default Rate with respect to any past due amounts.

2.2 Section 2.2(a) (Interest Rate). Section 2.2(a) is amended in its entirety and replaced with the following:

(a) Interest Rate.

(i) Subject to Section 2.2(b), the principal amount outstanding for each Equipment Advance shall accrue interest at a fixed per annum rate equal to two and one quarter of one percent (2.25%) above the Prime Rate, which interest shall be determined by Bank on the Funding Date of the applicable Equipment Advance and shall be payable monthly in arrears in accordance with Section 2.2(c) below.

(ii) Subject to Section 2.2(b), the principal amount outstanding for each 2016 Equipment Advance shall accrue interest at a fixed per annum rate equal to one half of one percent (0.50%) below the Prime Rate, which interest shall be determined by Bank on the Funding Date of the applicable 2016 Equipment Advance and shall be payable monthly in arrears in accordance with Section 2.2(c) below.

2.3 Section 2.3 (Fees). Section 2.3 is amended in its entirety and replaced with the following:

2.3 Fees. Borrower shall pay to Bank:

(a) Commitment Fee. A fully earned, non-refundable commitment fee of Five Thousand Dollars ($5,000.00), was paid on the Effective Date;

(b) Prepayment Premium. The Prepayment Premium, when due hereunder;

(c) 2016 Prepayment Premium. The 2016 Prepayment Premium, when due hereunder;

(d) 2016 Final Payment. The 2016 Final Payment, when due hereunder;

(e) Good Faith Deposit. Borrower has paid to Bank a deposit of Fifteen Thousand Dollars ($15,000.00) (the “Good Faith Deposit”) to initiate Bank’s due diligence review process. The Good Faith Deposit shall be utilized to pay Bank Expenses.

(f) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

(g) Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.3 pursuant to the terms of Section 2.4(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.3.

2.4 Section 6.2(a) (Quarterly Financial Statements). Section 6.2(a) is deleted in its entirety and replaced with the following:

(a) Quarterly Financial Statements. As soon as available, but no later than forty-five (45) days after the last day of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such quarter certified by a Responsible Officer and in a form acceptable to Bank (the “Quarterly Financial Statements”);

2.5 Section 6.2(b) (Quarterly Compliance Certificate). Section 6.2(b) is deleted in its entirety and replaced with the following:

(d) Quarterly Compliance Certificate. Within forty-five (45) days after the last day of each quarter and together with the Quarterly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such quarter, Borrower was in full compliance with all of the terms and conditions of this Agreement and such other information as Bank may reasonably request;

2.6 Section 6.2(c) (Board Projections). Section 6.2(c) is amended by deleting the words “sixty (60)” appearing therein and inserting in lieu thereof the words “forty-five (45)”.

2.7 Section 6.2(d) (Annual Audited Financial Statements). Section 6.2(d) is amended by deleting the words “one hundred eighty (180) days after the last day of Borrower’s fiscal year” appearing therein and inserting in lieu thereof the words “one hundred fifty (150) days after the last day of Borrower’s fiscal year, and contemporaneously with any filing of such statements with the SEC, and at least annually,”.

2.8 Section 8.1 (Payment Default). Section 8.1 is amended by deleting the words “Equipment Maturity Date” appearing therein and inserting in lieu thereof the words “Maturity Date”.

2.9 Section 12.1 (Termination Prior to Equipment Maturity Date; Survival). Section 12.1 is amended by (a) renaming Section 12.1 as “Termination Prior to Maturity Date; Survival” and (b) deleting the words “Equipment Maturity Date” appearing therein and inserting in lieu thereof the words “Maturity Date”.

2.10 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Credit Extension” is any Equipment Advance, 2016 Equipment Advance or any other extension of credit by Bank for Borrower’s benefit.

“Eligible Equipment” is the following to the extent it complies with all of Borrower’s representations and warranties to Bank, is acceptable to Bank in all respects, is located at 840 Memorial Drive, Cambridge, Massachusetts 02139, 19 Presidential Way, Woburn, Massachusetts 01801, or such other location of which Bank has approved in writing, and is subject to a first priority Lien in favor of Bank: (a) for the Equipment Advances, (i) new and used general purpose equipment, computer equipment, office equipment, test and laboratory equipment, furnishings, subject to the limitations set forth herein, and (ii) Other Equipment; and (b) for the 2016 Equipment Advances, (i) new and used computer equipment, office equipment, laboratory equipment, research equipment and process development equipment, subject to the limitations set forth herein, and (ii) Other Equipment.

“Equipment Maturity Date” is, for each Equipment Advance, the date which is thirty-five (35) months after the applicable Amortization Date for such Equipment Advance.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Prepayment Premium, the 2016 Final Payment, the 2016 Prepayment Premium, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).

2.11 Section 13.1 (Definitions). The Loan Agreement is amended by inserting the following new terms and their respective definitions to appear alphabetically in Section 13.1:

“2016 Amendment Date” is February 9, 2016.

“2016 Amortization Date” means, for each 2016 Equipment Advance, the first (1st) Payment Date following the six (6) month anniversary of the Funding Date of such 2016 Equipment Advance.

“2016 Draw Period” means the period of time commencing upon the 2016 Amendment Date and continuing through the earlier to occur of (a) June 30, 2017 or (b) an Event of Default.

“2016 Equipment Advance” and “2016 Equipment Advances” are defined in Section 2.1.2(a).

“2016 Equipment Line” is a 2016 Equipment Advance or 2016 Equipment Advances in an aggregate principal amount of up to Seven Million Dollars ($7,000,000.00).

“2016 Equipment Maturity Date” is, for each 2016 Equipment Advance, the date which is thirty-five (35) months after the applicable 2016 Amortization Date for such 2016 Equipment Advance.

“2016 Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to the original principal amount of each 2016 Equipment Advance extended by Bank to Borrower multiplied by the 2016 Final Payment Percentage, due on the earliest to occur of (a) the applicable 2016 Equipment Maturity Date, (b) the acceleration by Bank of the 2016 Equipment Advances pursuant to Section 9.1, (c) the prepayment by Borrower of the 2016 Equipment Advances pursuant to Section 2.1.2(d) or 2.1.2(e), or (d) the termination of this Agreement.

“2016 Final Payment Percentage” is, for each 2016 Equipment Advance, six percent (6.0%).

“2016 Prepayment Premium” is an additional fee payable to the Bank in amount equal to:

(a) for a prepayment of the 2016 Equipment Advances made on or prior to the second (2nd) anniversary of the 2016 Amendment Date, one percent (1.0%) of the principal amount of the 2016 Equipment Advances outstanding as of the date immediately and prior to such prepayment; and

(b) for a prepayment of the 2016 Equipment Advances made after the second (2nd) anniversary of the 2016 Amendment Date, zero percent (0.0%) of the principal amount of the 2016 Equipment Advances outstanding as of the date immediately and prior to such prepayment.

Notwithstanding the foregoing, Bank agrees to waive the 2016 Prepayment Premium if Bank closes on the refinance and redocumentation of the 2016 Equipment Advances under another division of Bank (in its sole and absolute discretion) prior to the applicable 2016 Equipment Maturity Date.

“Good Faith Deposit” is defined in Section 2.3(e).

“Initial 2016 Equipment Advance” is defined in Section 2.1.2(a).

“Maturity Date” means the Equipment Maturity Date and/or the 2016 Equipment Maturity Date, as applicable.

“Quarterly Financial Statements” is defined in Section 6.2(a).

2.12 Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is amended in its entirety and replaced with the Compliance Certificate in the form of Schedule 1 attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and by general equitable principles.

5. Ratification of Stock Pledge Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Stock Pledge Agreement dated as of December 23, 2015 between Borrower and Bank (the “Stock Pledge Agreement”), and acknowledges, confirms and agrees that the Stock Pledge Agreement (a) contains an accurate and complete listing of all Shares (as defined in the Stock Pledge Agreement), and (b) shall remain in full force and effect. Borrower hereby grants Bank, to secure the payment and performance in full of all the Obligations and the performance of each of Borrower’s duties under the Loan Documents, a continuing security interest in, and pledges to Bank, the Pledged Collateral (as defined in the Stock Pledge Agreement), wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

6. Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of December 23, 2015 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument under the laws of the Commonwealth of Massachusetts and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		DIMENSION THERAPEUTICS, INC.

By:	/s/ Ryan Roller	By:	/s/ Annalisa Jenkins
Name:	Ryan Roller	Name:	Annalisa Jenkins
Title:	Vice President	Title:	CEO

Schedule 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: DIMENSION THERAPEUTICS, INC.

The undersigned authorized officer of DIMENSION THERAPEUTICS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in compliance for the period ending                with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements with Compliance Certificate	Quarterly within 45 days	Yes No

Annual financial statement (CPA Audited)	FYE within 150 days and contemporaneously with filing with the SEC	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Board-approved Projections	FYE within 45 days	Yes No

Other Matters

Have there been any amendments of or other changes to the Operating Documents of
Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or	Yes No
changes with this Compliance Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Schedule 1

DIMENSION THERAPEUTICS, INC.	BANK USE ONLY

By:	Received by:
Name:	AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No